UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 15, 2019, H-Cyte, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with FWHC LLC (“FWHC”) an accredited investor for the purchase of 146,998 shares of Series D Preferred Stock, par value $0.001 per share (the “Shares”) and a ten-year warrant to purchase up to 14,669,757 shares of Common Stock at an exercise price of $0.75 per share (the “Warrant”) resulting in $6.0 million in gross proceeds to the Company (the “FWHC Investment”). The Shares were sold at a price of $40.817 per Share and each Share is convertible into 100 shares of Common Stock. Accordingly, the conversion price into common stock is $0.40817 per share.

In connection with the FWHC Investment, the Company, FWHC and certain key holders entered into a Right of First Refusal and Co-Sale Agreement (the “RFRC Agreement”) which provides for certain rights with respect to the shares held by FWHC and the key holders. The key holders are identified in the RFRC Agreement and include the Company’s principal stockholder RMS Shareholder, LLC and the Company’s CEO, William E. Horne.

The Company, FWHC and certain other holders of the Company’s voting stock entered into a Voting Agreement (“Voting Agreement”) with respect to the size and composition of the Company’s Board and certain other items if requested by FWHC.

In connection the FWHC Investment, the Company and FWHC entered into an Investors’ Rights Agreement (the “IRA”) which provided FWHC with other additional rights including but not limited to, registration rights, board observer rights, and a right of first refusal for future offerings.

On November 18, 2019, the Company and Rion, LLC (“Rion”) entered into a Services Agreement (the “Services Agreement”) pursuant to which Rion will conduct process development research and development for the generation of L-Cyte-01.

The foregoing descriptions of the SPA, the RFRC Agreement, the Voting Agreement, the IRA and the Services Agreement are qualified in their entirety by references to the full, context of each of the agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K which are incorporated by reference

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

The information set forth in Item 10.1 is incorporated by reference herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 18, 2019, Dr. Andre Terzic and Dr. Atta Behfar resigned from the Company’s Board of Directors to avoid any potential conflicts that could arise from the Company’s Service Agreement with Rion, pursuant to which Rion will supply exosomes to and support FDA-regulated clinical research for the Company. Drs. Terzic and Behfar are co-founders of Rion. On November 18, 2019, Drs. Terzic and Behfar were appointed to the Company’s Scientific Advisory Board and will continue their relationship with the Company.

On November 18, 2019, the Company also appointed Dr. Paul Rose and Dr. Reginald Davis to its Scientific Advisory Board.

Dr. Paul Rose is a recognized leader in the field of dermatology, with over 30 years of experience. He is internationally recognized for achieving natural hair transplantation results. He is one of the creators of the Follicular Isolation Technique (FIT), a way of gathering donor material without a linear incision, and he also developed the “ledge” trichophytic closure technique to diminish the appearance of scarring at the donor site. Dr. Rose received his M.D. degree from the State University of New York and completed his dermatology residency at Temple University Skin and Cancer in Philadelphia. He is certified by the American Board of Dermatology and is a Fellow of the American Academy of Dermatology and the International Society of Hair Restoration Surgery. He has served on the Clinical Faculty of the Department of Dermatology at the University of South Florida School of Medicine.

Dr. Reginald Davis is a board-certified neurosurgeon specializing in minimally invasive spine surgery. During his career, he has performed more than 10,000 surgeries. He has an insatiable interest in medical advances because he knows that what he uncovers today may help more people enjoy a better quality of life in the future. This spirit of innovation shows in the research work that he has participated in, including clinical trials leading to FDA-approved advancements in spine surgery. His thoughtful, methodical approach serves as the formidable foundation to help him identify, evaluate and implement new medical technologies. Dr. Davis pursued postgraduate study, internship and residency in general surgery and neurosurgery at Johns Hopkins University School of Medicine. He also completed a research fellowship with Johns Hopkins, where he serves as an assistant professor. He has been published widely, including in the Journal of Neurosurgery and the International Journal of Spine Surgery.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; Changes in Fiscal Year

On November 15, 2019, the Company amended its By-laws. The amended By-laws are filed as Exhibit 3.1 hereto.

On November 15, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock (the “Series D COD”) setting forth the rights governing the Series D Preferred Stock.

On November 15, 2019, the Company filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of its 5% Series B Preferred Stock, (the “Amended Series B COD”) which amendment was approved by the requisite percentage of holders of Series B Preferred Stock.

The foregoing descriptions of the Amended By-Laws, the Series D COD and the Amended Series B COD are qualified in their entirety by reference to the full context of each of such documents, copies of which have been filed as exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K which are incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE

On November 18, 2019, the Company issued a press release announcing the closing of the FWHC Investment. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

3.1	Amended By-Laws dated November 15, 2019.
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock dated November 15, 2019.
3.3	Amended Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock.
10.1	Securities Purchase Agreement dated November 15, 2019 by and between the Company and FWHC LLC.
10.2	Right of First Refusal and Co-Sale Agreement dated November 15, 2019 by and among the Company, FWHC LLC and certain key holders.
10.3	Voting Agreement dated November 15, 2019 by and among the Company, FWHC and certain key holders.
10.4	Investors’ Rights Agreements dated November 15, 2019 by and among the Company, FWHC and certain key holders.
10.5	Services Agreement dated November 18, 2019 by and between the Company and Rion, LLC*
99.1	Press Release dated November 18, 2019.

*  Schedule A of this Exhibit was omitted for confidentiality reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, Inc.

Date: November 21, 2019	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer